Exhibit 10.1

GENERAL SECURITY AGREEMENT

This General Security Agreement (“Agreement”), dated as of May 5, 2004, is by Wise Metals Group LLC, a Delaware limited liability company (the “Company”), Wise Alloys Finance Corporation, a Delaware corporation (“Finance Corp.”, and together with the Company, the “Issuers”), Wise Alloys LLC, a Delaware limited liability company ( “Wise Alloys”), Wise Recycling, LLC, a Maryland limited liability company (“Recycling”), Listerhill Total Maintenance Center LLC, a Delaware limited liability company (“Listerhill”), Wise Warehousing, LLC, a Delaware limited liability company (“Warehousing”), Wise Recycling Texas, LLC, a Delaware limited liability company (“Recycling Texas”) and Wise Recycling West, LLC, a Delaware limited liability company (“Recycling West”, and together with the Issuers, Wise Alloys, Recycling, Listerhill, Warehousing, Recycling Texas, Recycling West and each Subsidiary that becomes a party hereto pursuant to Section 7 of this Agreement, individually, each a “Debtor”, and collectively, the “Debtors”), in favor of The Bank of New York, a New York banking corporation, in its capacity as trustee (the “Trustee”) pursuant to the indenture (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Indenture”), dated as of the date hereof by and among the Issuers, the guarantors party thereto and the Trustee, acting for and on behalf of the holders (the “Noteholders”) of the Notes described below (in such capacity, “Secured Party”).

W I T N E S S E T H :

WHEREAS, the Issuers have issued 10¼% Senior Secured Notes due 2012 in the aggregate principal amount of $150,000,000 (collectively, the “Notes”);

WHEREAS, the Noteholders have authorized and appointed Secured Party to act for and on behalf of each of them as collateral agent; and

WHEREAS, in order to induce the Noteholders to purchase the Notes, each Debtor has agreed to secure the payment and performance of the Obligations (as hereinafter defined) and to accomplish same by (i) executing and delivering to Secured Party this Agreement and (ii) delivering to Secured Party any and all other documents necessary to protect Secured Party’s interests hereunder;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them below, and capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture:

Section 1.1 “Accounts” shall mean, as to each Debtor, all accounts, including all present and future rights of such Debtor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

Section 1.2 “Affiliate” shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds ten (10%) percent or more of the equity interests and (c) any director or executive officer of such person. For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

Section 1.3 “Collateral” shall have the meaning given in Section 2.1 hereof.

Section 1.4 “Debtor” shall have the meaning given in the introductory paragraph.

Section 1.5 “Discharge of Revolving Loan Debt” shall mean the occurrence of all of the following: (i) termination of all commitments to extend credit that would constitute Revolving Loan Debt (as such term is defined in the Intercreditor Agreement), (ii) payment in full of all Revolving Loan Debt and (iii) termination, cancellation or cash collateralization in an amount equal to 105% of the aggregate undrawn face amount of such letters of credit of all outstanding letters of credit constituting Revolving Loan Debt.

Section 1.6 “Equipment” shall mean, as to each Debtor, all of such Debtor’s now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof wherever located.

Section 1.7 “Event of Default” shall have the meaning set forth in Section 4.1 hereof.

Section 1.8 “Excluded Assets” shall mean, any assets of Debtors securing (i) an aggregate of up to $20 million of Capitalized Lease Obligations, Purchase Money Obligations and Industrial Revenue Bonds and (ii) an aggregate of up to $10 million of Commodity Inventory Purchase Obligations, in each case permitted to be incurred under the Indenture.

Section 1.9 “Financing Agreements” shall mean, collectively, the Indenture, the Notes and all guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Debtor in connection therewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

Section 1.10 “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

Section 1.11 “Guarantors” shall mean, collectively, the following (together with their respective successors and assigns, including, without limitation, any receiver, trustee or custodian for any such person or any of its assets or any such person in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code): (a) Wise Alloys LLC, a Delaware limited liability company, (b) Wise Recycling, LLC, a Maryland limited liability company, (c) Listerhill Total Maintenance Center LLC, a Delaware limited liability company, (d) Wise Warehousing, LLC, a Delaware limited liability company, (e) Wise Recycling Texas, LLC, a Delaware limited liability company, (f) Wise Recycling West, LLC, a Delaware limited liability company, and (c) any other person that from time to time guarantees any or all of the Obligations; each sometimes being referred to herein individually as a “Guarantor”.

Section 1.12 “Intellectual Property” shall mean, as to each Debtor, such Debtor’s now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

Section 1.13 “Inventory” shall mean, as to each Debtor, all of such Debtor’s now owned and hereafter existing or acquired inventory, including goods, wherever located, which (a) are leased by such Debtor as lessor; (b) are held by such Debtor for sale or lease or to be furnished under a contract of service; (c) are furnished by such Debtor under a contract of service;

or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

Section 1.14 “Obligations” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Debtors to Secured Party or any Noteholder, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Indenture, the Notes or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Indenture or any of the other Financing Agreements or after the commencement of any case with respect to any Debtor under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct of indirect, absolute or contingent, joint or several, due or to become due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

Section 1.15 “Perfection Certificate” shall mean, collectively, the Perfection Certificates of Debtors constituting Exhibit A hereto containing material information with respect to Debtors, their respective businesses and assets provided by or on behalf of Debtors to Secured Party in connection with the preparation of the Indenture, this Agreement and the other Financing Agreements and the financing arrangements provided for herein and therein.

Section 1.16 “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

Section 1.17 “Real Property” shall mean all now owned and hereafter acquired real property of each Debtor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

Section 1.18 “Receivables” shall mean all of the following now owned or hereafter arising or acquired property of each Debtor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of any Debtor; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Debtor or otherwise in favor of or delivered to any Debtor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Debtor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Debtor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Debtor) or otherwise associated with any Accounts, Inventory or general intangibles of any Debtor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Debtor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Debtor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Debtor is a beneficiary).

Section 1.19 “Records” shall mean, as to each Debtor, all of such Debtor’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Debtor with respect to the foregoing maintained with or by any other person).

Section 1.20 “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Party’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

SECTION 2. GRANT AND PERFECTION OF SECURITY INTEREST

Section 2.1 Grant of Security Interest. To secure payment and performance of all Obligations, each Debtor hereby grants to Secured Party for the benefit of the Noteholders a continuing security interest in, a lien upon, and a right of set-off against, and hereby assigns to Secured Party, as security, all personal and real property and fixtures, and interests in property and fixtures, of such Debtor (other than Excluded Assets), whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Secured Party, collectively, the “Collateral”), including the following:

(a) all Accounts;

(b) all general intangibles, including, without limitation, all Intellectual Property;

(c) all goods, including, without limitation, Inventory and Equipment;

(d) all Real Property and fixtures;

(e) all chattel paper, including without limitation, all tangible and electronic chattel paper;

(f) all instruments, including, without limitation, all promissory notes;

(g) all documents;

(h) all deposit accounts;

(i) all letters of credit, banker’s acceptances and similar instruments, including all letter-of-credit rights;

(j) all supporting obligations and all present and future liens, security interests, right, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any Debtor;

(l) all commercial tort claims, including, without limitation, those identified in the Perfection Certificate;

(m) to the extent not otherwise described above, all Receivables,

(n) all Records; and

(o) all products and proceeds of the foregoing, in any form including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

Section 2.2 Perfection of Security Interests.

(a) Each Debtor irrevocably and unconditionally authorizes Secured Party (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Secured Party or its designee as the secured party and such Debtor as debtor, as Secured Party may require, and including any other information with respect to such Debtor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of the appropriate jurisdiction, together with any amendment and continuations with respect thereto, and including the filing of financing statements describing the Collateral as “all assets in which Debtor now owns or hereafter acquires rights”, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Debtor hereby ratifies and approves all financing statements naming Secured Party or its designee as secured party and such Debtor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Secured Party prior to the date hereof and ratifies and confirms the authorization of Secured Party to file such financing statements (and amendments, if any). Each Debtor hereby authorizes Secured Party to adopt on behalf of such Debtor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Secured Party or its designee as the secured party and any Debtor as debtor includes assets and properties of such Debtor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Debtor to the extent of the Collateral included in such description and it shall not render such financing statement ineffective as to any of the Collateral or otherwise affect such financing statement as it applies to any of the Collateral. In no event shall any Debtor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Secured Party or its designee as secured party and such Debtor as debtor.

(b) Each Debtor hereby represents and warrants that it does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except chattel paper and instruments set forth in the Perfection Certificate that have been delivered to the Secured party accompanies by instruments of transfer or assignment duly executed in blank acceptable to the Secured Party. In the event that any Debtor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Debtors shall promptly notify Secured Parry thereof in writing. Promptly upon the receipt thereof by or on behalf of any Debtor (including by any agent or representative), such Debtor shall deliver, or cause to be delivered to Secured Party, all tangible chattel paper and instruments that such Debtor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify, in each case except as Secured Party may otherwise agree. At Secured Party’s option, each Debtor shall, or Secured Party may at any time on behalf of any Debtor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Secured Party with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper] [instrument] is subject to the security interest of The Bank of New York, as Trustee, and any sale, transfer, assignment or encumbrance of this [chattel paper] [instrument] violates the rights of such secured party.”

(c) Each Debtor hereby represents and warrants that it does not have any electronic chattel paper. In the event that any Debtor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Debtor shall promptly notify Secured Party thereof in writing. Such Debtor shall promptly take, or cause to be taken, such actions as are necessary to give Secured Party control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(d) Each Debtor hereby represents and warrants that it does not have any deposit accounts as of the date hereof, except deposit accounts set forth in the Perfection Certificate. Debtors shall not, directly or indirectly, after the Discharge of Revolving Loan Debt, open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Secured Party shall have received not less than five (5) Business Days prior written notice of the intention of any Debtor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Secured Party the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Debtor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Secured Party, and (iii) either on the date of the Discharge of Revolving Loan Debt with respect to any deposit account maintained at such time, or, after the Discharge of Revolving Loan Debt, before the opening of any new deposit account, such Debtor shall as Secured Party may specify either (A) deliver to Secured Party a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Debtor and the bank at which such deposit account is opened and maintained or (B) arrange for Secured Party to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Secured Party. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of each Debtor’s salaried employees.

(e) No Debtor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except any securities account or commodity account set forth in the Perfection Certificate.

(i) In the event that any Debtor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Debtor shall promptly endorse, assign and deliver the same to Secured Party, accompanied by appropriate instruments of transfer or assignment duly executed in blank. If any securities now owned or hereafter acquired by any Debtor are uncertificated and are issued to such Debtor or its nominee directly by the issuer thereof, such Debtor shall immediately notify Secured Party thereof and shall as Secured Party may specify, either (A) cause the issuer to agree to comply with instructions from Secured Party as to such securities, without further consent of any Debtor or such nominee, or (B) arrange for Secured Party to become the registered owner of the securities.

(ii) Debtors shall not, directly or indirectly, after the Discharge of Revolving Loan Debt, open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Secured Party shall have received not less than five (5) Business Days prior written notice of the intention of such Debtor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Secured Party the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Debtor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Secured Party, and (C) on the date of the Discharge of Revolving Loan Debt or, after the

Discharge of Revolving Loan Debt, on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Debtor shall as Secured Party may specify either (1) execute and deliver, and cause to be executed and delivered to Secured Party, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Debtor and such securities intermediary or commodity intermediary or (2) arrange for Secured Party to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Secured Party.

(f) Debtors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the date hereof, except as set forth in the Perfection Certificate. In the event that any Debtor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Debtor shall promptly notify Secured Party thereof in writing. Such Debtor shall immediately, as Secured Party may specify, either (i) deliver, or cause to be delivered to Secured Party, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Secured Party, consenting to the assignment of the proceeds of the letter of credit to Secured Party by such Debtor and agreeing to make all payments thereon directly to Secured Party or as Secured Party may otherwise direct or (ii) cause Secured Party to become, at such Debtor’s expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(g) Debtors do not have any commercial tort claims as of the date hereof, except as set forth in the Perfection Certificate. In the event that any Debtor shall at any time after the date hereof have any commercial tort claims, such Debtor shall promptly notify Secured Party thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Debtor to Secured Party of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Debtor to Secured Party shall be deemed to constitute such grant to Secured Party. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Secured Party provided in Section 2.2(a) hereof or otherwise arising by the execution by such Debtor of this Agreement or any of the other Financing Agreements, Secured Party is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Secured Party or its designee as secured party and such Debtor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Debtor shall promptly upon Secured Party’s request, execute and deliver, or cause to be executed and delivered, to Secured Party such other agreements, documents and instruments as Secured Party may require in connection with such commercial tort claim.

(h) No Debtor has any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except (i) such Collateral set forth in the Perfection Certificate with respect to which such Debtor has delivered to Secured Party a Collateral Access Agreement duly authorized, executed and delivered by such Debtor and such third party and (ii) goods located in the United States in transit to a location of a Debtor in the ordinary course of business of such Debtor in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Perfection Certificate or such carriers, Debtors shall promptly notify Secured Party thereof in writing. Promptly upon Secured Party’s request, Debtors shall deliver to Secured Party a Collateral Access Agreement duly authorized, executed and delivered by such person and the Debtor that is the owner of such Collateral.

(i) Debtors shall take any other actions as are necessary or reasonably requested by Secured Party at the direction of Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connect with a tender offer or exchange offer for the Notes) from time to time to cause the attachment, perfection and first priority of, and the ability of Secured Party to enforce, the security interest of Secured Party in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that a Debtor’s signature thereon is required therefor, (ii) causing Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, the security interest of Secured Party in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 3. COLLATERAL COVENANTS

Section 3.1 Accounts Covenants.

(a) Secured Party shall have the right, but not the obligation, at any time or times, in Secured Party’s name or in the name of a nominee of Secured Party, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

(b) Secured Party may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors or any other obligor in respect of any Receivables that the Receivables have been assigned to Secured Party and that Secured Party has a security interest therein and Secured Party may direct any or all account debtors or other obligors in respect of any Receivables to make payment of Receivables directly to Secured Party, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Secured Party and Noteholders shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Secured Party may in good faith deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Secured Party’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Secured Party and are payable directly and only to Secured Party and each Debtor shall deliver to Secured Party such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Secured Party may require at the direction of Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connect with a tender offer or exchange offer for the Notes).

Section 3.2 Right to Cure. Secured Party may, at its option, but shall not be required to, (a) upon notice to Debtors, cure any default by any Debtor under any material agreement with a third party which affects any Collateral, the value of such Collateral or the ability of Secured Party to collect, sell or otherwise dispose of such Collateral or the rights and remedies of Secured Party or any Noteholder therein or under this Agreement or any of the other Financing Agreements or the ability of any Debtor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Debtor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Secured Party’s judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Secured Party or any Noteholder with respect thereto. Secured Party may add any amounts so expended to the Obligations and charge Debtors’ account therefor, such amounts to be repayable by Debtors on demand. Secured Party shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Debtors. Any payment made or other action taken by Secured Party under this Section 3.2 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

Section 3.3 Power of Attorney. Each Debtor hereby irrevocably designates and appoints Secured Party (and all persons designated by Secured Party) as such Debtor’s true and lawful attorney-infact, and authorizes Secured Party, in such Debtor’s or Secured Party’s name, to: (a) at any time an Event of Default exists or has occurred and is continuing, (i) demand payment on Receivables or other proceeds of Inventory or other Collateral, (ii) enforce payment of Receivables or other Collateral by legal proceedings or otherwise, (iii) exercise all of such Debtor’s rights and remedies to collect any Receivables or other Collateral, (iv) sell or assign any Receivable or other Collateral upon such terms, for such amount and at such time or times as the Secured Party deems advisable, (v) settle, adjust, compromise, extend or renew any Receivables, (vi) discharge and release any Receivables, (vii) prepare, file and sign such Debtor’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Secured Party, and open and dispose of all mail addressed to such

Debtor and handle and store all mail relating to the Collateral and (ix) do all acts and things which are necessary to fulfill such Debtor’s obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment constituting Collateral or in respect of Collateral or proceeds thereof received in or for deposit in the Blocked Accounts or otherwise received by Secured Party, (ii) have access to any lockbox or postal box into which such Debtor’s mail relating to any of the Collateral or which Secured Party believes may be related to Collateral is deposited, (iii) endorse such Debtor’s name upon any items of payment constituting Collateral or proceeds thereof and deposit the same in the Secured Party’s account for application to the Obligations, (iv) endorse such Debtor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs in such Debtor’s name, Secured Party’s name or the name of Secured Party’s designee, and to sign and deliver to customs officials powers of attorney in such Debtor’s name for such purpose, (vi) sign such Debtor’s name on any verification of Accounts or other Receivables and notices thereof to account debtors or other obligors in respect thereof, and (vii) execute in such Debtor’s name and file any UCC financing statements or amendments thereto. Each Debtor hereby releases Secured Party and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Secured Party’s own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction. This power of attorney is coupled with an interest and is irrevocable.

Section 3.4 Access to Premises. From time to time as requested by Secured Party, at the cost and expense of Debtors, (a) Secured Party or its designee shall have complete access to all premises of Debtors during normal business hours and after notice to Debtors, or at any time and without notice to Debtors if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of such Debtor’s books and records, including, without limitation, the Records, and (b) each Debtor shall promptly furnish to Secured Party such copies of such books and records or extracts therefrom as Secured Party may request, and (c) Secured Party or its designee may use during normal business hours such of each Debtor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 4. EVENTS OF DEFAULT AND REMEDIES

Section 4.1 Events of Default. The occurrence or existence of any Event of Default under any of the Financing Agreements is referred to herein individually as an “Event of Default”, and collectively as “Events of Default”.

Section 4.2 Remedies.

(a) At any time an Event of Default exists or has occurred and is continuing, Secured Party shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Debtor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Secured Party hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Secured Party’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by a Debtor of this Agreement or any of the other Financing Agreements. Secured Party may, at any time or times, proceed directly against any Debtor to collect the Obligations without prior recourse to the Collateral.

(b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Secured Party may, in its discretion and without limitation, (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require Debtors, at Debtors’ expense, to assemble and make available to Secured Party any part or all of the Collateral at any place and time designated by Secured Party, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Secured Party or elsewhere) at such prices or terms as Secured Party may deem reasonable, for cash, upon credit or for future delivery, with the Secured Party having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Debtors, which right or equity of redemption is hereby expressly waived and released by Debtors. If any of the Collateral is sold or leased by Secured Party upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Secured Party. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Secured Party to Debtors designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Debtors waive any other notice. In the event Secured Party institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Debtor waives the posting of any bond which might otherwise be required.

(c) Secured Party may apply the cash proceeds of Collateral actually received by Secured Party from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Secured Party may elect, whether or not then due. Each Debtor shall remain liable to Secured Party for the payment of any deficiency with interest at the highest rate provided for in the Indenture or the Notes and all costs and expenses of collection or enforcement, including attorneys’ fees and legal expenses.

(d) For the purpose of enabling Secured Party to exercise the rights and remedies hereunder, each Debtor hereby grants to Secured Party, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Debtors) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property now owned or hereafter acquired by any Debtor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

SECTION 5. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

Section 5.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Agreement and any dispute rising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b) Each Debtor irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York, whichever Secured Party may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected or related or incidental to the dealings of a Debtor and Secured Party in respect of this Agreement or the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Secured Party shall have the right to bring any action or proceeding against a Debtor or its property in the courts of any other jurisdiction which Secured Party deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against a Debtor or its property).

(c) Each Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Secured Party’s option, by service upon a Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Debtor shall appear in answer to such process, failing which such Debtor shall be deemed in default and judgment may be entered by Secured Party against such Debtor for the amount of the claim and other relief requested.

(d) DEBTORS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF DEBTORS AND SECURED PARTY IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO

OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTORS AND SECURED PARTY HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT DEBTORS OR SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF DEBTORS AND SECURED PARTY TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Secured Party shall not have any liability to a Debtor (whether in tort, contract, equity or otherwise) for losses suffered by such Debtor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Secured Party that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Secured Party shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Financing Agreements.

Section 5.2 Waiver of Notices. Each Debtor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on a Debtor which Secured Party may elect to give shall entitle a Debtor to any other or further notice or demand in the same, similar or other circumstances.

Section 5.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Secured Party, and as to amendments and modifications, as also signed by an authorized officer of Debtors subject to Article IX of the Indenture. Secured Party shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Secured Party. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Secured Party of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Secured Party would otherwise have on any future occasion, whether similar in kind or otherwise.

Section 5.4 Waiver of Counterclaims. Each Debtor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

Section 5.5 Indemnification. Each Debtor shall, jointly and severally, indemnify and hold Secured Party, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Debtors shall pay the maximum portion which it is permitted to pay under applicable law to Secured Party in satisfaction of indemnified matters under this Section 5.5. The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the termination or non renewal of the Indenture.

SECTION 6. MISCELLANEOUS

Section 6.1 Interpretative Provisions.

(a) All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein as it is in effect on the date hereof unless otherwise defined in this Agreement.

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c) The words, “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(d) The word “including” when used in this Agreement shall mean “including, without limitation”.

(e) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(g) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(h) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(i) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(j) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Debtors and Secured Party and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Secured Party or any Noteholder merely because of Secured Party’s or such Noteholder’s involvement in their preparation.

Section 6.2 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: (a) if delivered in person, immediately upon delivery; (b) if by facsimile transmission, immediately upon sending and upon confirmation of receipt; (c) if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and (d) if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to any Debtor:	Wise Metals Group LLC 857 Elkridge Landing Road, Suite 600 Linthicum, Maryland 21090 Attention: Mr. Dan Mendelson Telecopy No.: (410) 636-0856

with a copy to:	Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Attention: Robert W. Ericson, Esq. Telecopy No.: (212) 294-4700

If to Secured Party:	The Bank of New York Attention: Corporate Trust Administration 101 Barclay Street, Floor 8W New York, New York 10286 Fax: (212) 815-5707

Section 6.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

Section 6.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon a Debtor and its successors and assigns and inure to the benefit of and be enforceable by Secured Party and its successors and assigns, except that a Debtor may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Secured Party.

Section 6.5 Entire Agreement; Intercreditor Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern. All of the rights and remedies granted to the Secured Party and the Noteholders hereunder shall be subject to the terms of the Intercreditor Agreement. In the event of any conflict between this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control. The provisions hereunder are solely for the benefit of the Secured Party and the Noteholders (each of the foregoing, a “Creditor”) and shall not give any Debtor, its successors or assigns or any other person any rights vis-à-vis any Creditor.

Section 6.6 Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto. This Agreement may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

Section 6.7 Incorporation by Reference. In addition to those hereunder, the Secured Party is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided to it as Trustee under the Indenture.

Section 6.8 Limitation on Duty of Secured Party in Respect of Collateral; Indemnification. (a) Beyond the exercise of reasonable care in the custody thereof, the Secured Party shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Secured Party shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Secured Party in good faith.

(b) The Secured Party shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or wilful misconduct on the part of the Secured Party, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Debtors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c) The Secured Party shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States.

(d) Each of the Debtors agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfected the Collateral, and to deliver promptly a file stamped copy of each such financing statement or other evidence of filing to the Secured Party. The Secured Party shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC.

SECTION 7. ADDITIONAL PLEDGORS

Pursuant to Section 4.16 of the Indenture, each domestic Subsidiary of the Company and Finance Corp. that was not in existence or not a domestic Subsidiary on the date of the Indenture is required to enter into this Agreement as a Debtor. Upon execution and delivery by the Secured Party and such Subsidiary of an instrument in the form of Exhibit B attached hereto, such Subsidiary shall become a Debtor hereunder with the same force and effect as if originally named as a Debtor herein. The execution and delivery of such instrument shall not require the consent of any other Debtors hereunder. The rights and obligations of each Debtor hereunder shall remain in full force and effect notwithstanding the addition of any new Debtor as a party to this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Debtor has caused this General Security Agreement to be duly executed as of the day and year first above written.

DEBTORS:

WISE METALS GROUP LLC

By:	/s/ DANNY MENDELSON
Title:	Executive Vice President

WISE ALLOYS FINANCE CORPORATION

By:	/s/ DANNY MENDELSON
Title:	Secretary and Treasurer

WISE ALLOYS LLC

By:	/s/ DANNY MENDELSON
Title:	Executive Vice President

WISE RECYCLING, LLC

By:	/s/ DANNY MENDELSON
Title:	President and Secretary

LISTERHILL TOTAL MAINTENANCE CENTER LLC

By:	/s/ DANNY MENDELSON
Title:	Secretary

WISE WAREHOUSING, LLC

By:	/s/ DANNY MENDELSON
Title:	President

WISE RECYCLING TEXAS

By:	/s/ DANNY MENDELSON
Title:	President

WISE RECYCLING WEST, LLC

By:	/s/ DANNY MENDELSON
Title:	President

SECURED PARTY:

THE BANK OF NEW YORK, as Trustee

By:	/s/ GEOVANNI BARRIS
Title:	Vice President

Exhibit A

to the

General Security Agreement

Perfection Certificate

Exhibit B to the

General Security Agreement

Form of Joinder Agreement

SUPPLEMENT NO.              dated as of [                    ], to the General Security Agreement (the “Security Agreement”), dated as of May 5, 2004, by Wise Metals Group LLC, a Delaware limited liability company (the “Company”), Wise Alloys Finance Corporation, a Delaware corporation (“Finance Corp.”, and together with the Company, the “Issuers”), Wise Alloys LLC, a Delaware limited liability company ( “Wise Alloys”), Wise Recycling, LLC, a Maryland limited liability company (“Recycling”), Listerhill Total Maintenance Center LLC, a Delaware limited liability company (“Listerhill”), Wise Warehousing, LLC, a Delaware limited liability company (“Warehousing”), Wise Recycling Texas, LLC, a Delaware limited liability company (“Recycling Texas”) and Wise Recycling West, LLC, a Delaware limited liability company (“Recycling West”, and together with the Issuers, Wise Alloys, Recycling, Listerhill, Warehousing, Recycling Texas and Recycling West, collectively, the “Debtors”), in favor of The Bank of New York, in its capacity as trustee (the “Trustee”) pursuant to the indenture (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Indenture”), dated as of the date hereof by and among the Issuers, the guarantors party thereto and the Trustee, acting for and on behalf of the holders (the “Noteholders”) of the Notes described below (in such capacity, “Secured Party”).

A. Pursuant to the Indenture, the Issuers have issued 10¼% Senior Secured Notes due 2012 in the aggregate principal amount of $150,000,000 (collectively, the “Notes”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C. Pursuant to Section 4.16 of the Indenture, each domestic Subsidiary of the Company and Finance Corp. that was not in existence on the date of the Indenture is required to enter into the Security Agreements. Each of the Security Agreements provides that such New Subsidiary may become a party to the Security Agreements by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Indenture to become a party to the Security Agreements.

Accordingly, the Secured Party and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 4.16 of the Indenture, the New Subsidiary by its signature below becomes a Pledgor or a Debtor under each of the Security Agreements with the same force and effect as if originally named therein as a party thereto and hereby (a) agrees to all terms and provisions of the Security Agreements applicable to it as a Pledgor or Debtor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor or a Debtor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Indenture), does hereby create and grant to the Secured Party, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the General Security Agreement) and Pledged Property (as defined in the Pledge and Security Agreement) of the New Subsidiary. Each of the Security Agreements is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Secured Party that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Secured Party shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Secured Party. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) such New Subsidiary is organized under the laws of [            ], (b) set forth on Schedule II attached hereto is a true and correct schedule of locations of any and all Collateral of the New Subsidiary, (c) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Subsidiary and (d) set forth on Schedule III attached hereto is a true and correct schedule describing the Pledged Property of the New Subsidiary being pledged hereunder.

SECTION 5. Except as expressly supplemented thereby, each of the Collateral Documents shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Documents shall not in any way be affected or impaired thereby (it being understood that the invalidity a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 15.2 of the Indenture. All communications and notices hereunder of the New Subsidiary shall be given to it at the address set forth under its signature below.

SECTION 9. The New Subsidiary agrees to reimburse the Secured Party for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Secured Party.

IN WITNESS WHEREOF, the New Subsidiary and the Secured Party have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[Name Of New Subsidiary];

By:
Name:
Title:
Address:

[ ],
as Trustee,

By:
Name:
Title:

S-1

SCHEDULE I

to the Joinder Agreement

Location of Collateral

Description	Location

SCHEDULE II

to the Joinder Agreement

Pledged Property of the New Pledgor

Issuer	Number of Certificate	Registered Owner	Number and Class of Shares	Percentage of Shares or Interests